                                                                Exhibit 4.4


UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------X
CLEARVIEW CAPITAL (UK) LTD.,            Case No. 01 CIV 1031 (DLC)

               Plaintiff,               STIPULATION OF SETTLEMENT
                                        -------------------------

          -against-

CONSTELLATION 3D, INC. a/k/a
C3D, INC.,

               Defendant.
---------------------------------X

     The parties to the above-captioned matter hereby stipulate and agree to settle the within action on the following terms and conditions:

     1. In consideration of the mutual agreements and understandings set forth herein, intending to be legally bound, the parties hereby agree that subject to the complete performance of the terms and conditions herein, the relationship (agency, representative, employment or otherwise) between Defendant Constellation 3D, Inc. ("C3D") and Plaintiff Clearview Capital (UK) Ltd. ("Clearview") is hereby terminated as of the date herein and all contracts, understandings and/or any other agreements between the parties are hereby terminated and deemed null and void.

     2. C3D shall simultaneously with the execution of this Stipulation, issue to Clearview a warrant to purchase One Hundred and Twenty (120,000) shares of C3D common stock par value $.001 with an exercise price of One Cent ($.01) per share and which shall be exercisable for a period of three years commencing on the date of this Stipulation (the "Warrant"). A form of the Warrant is annexed as Exhibit A.
   ---------

     3. Registration. As a material inducement to entering this Stipulation, C3D warrants, represents and agrees that it will include and register the shares underlying the Warrant in the first Registration Statement on Form S-3 filed by the Company on or after the date of this Stipulation, which the Company presently intends to file within seven (7) days from the date hereof. In this regard, C3D shall prepare and file, as soon as practicable, a Registration Statement on Form S-3 to permit resale of the shares underlying the Warrant, and C3D shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (the "S-3 Filing"). Annexed hereto as Exhibit B is a letter from C3D to its counsel instructing it to include the underlying Warrant shares in C3D's next Form S-3 filing, which C3D represents and warrants will be delivered to its counsel within 3 business days following the date of this Stipulation.

     4. As a material inducement for entering into this agreement, Clearview hereby agrees, warrants and represents that it (nor any of its assignees) shall not subsequent to the exercise of the Warrant and for a period of one year
---
thereafter, sell more than ten thousand (10,000) shares of C3D's common stock during any two-week period. In the event Clearview violates this restriction, the Release given by C3D to Clearview shall be deemed null, void and without effect, legal or otherwise and C3D may pursue any and all remedies against Clearview.

     5. Stipulation of Discontinuance. The parties shall execute a stipulation of dismissal with prejudice, which shall be held by counsel to C3D until such time as Clearview is in receipt of the Warrant and upon the S-3 Filing. At such time, counsel shall file the stipulation of dismissal with the Court.

     6. Mutual Release. Simultaneously with the execution of this Stipulation, the parties shall execute general releases in favor of each other in the forms annexed hereto as Exhibits C and D. These releases shall become effective only upon the delivery of a duly executed Warrant and the S-3 Filing by C3D.

     7. Mutual Non-Disparagement. C3D agrees that it will not make or publish any statement which is, or may reasonably be considered to be, disparaging of Clearview or its directors, officers or employees of the businesses of Clearview. Clearview agrees that they will not make or publish any statement, which is, or may reasonably be considered to be, disparaging of C3D or its directors, officers, and employees.

     8. This Stipulation, nor any of its exhibits, may be modified, altered or changed unless made in writing and signed by both parties.

     9. If any term or other provision of this Stipulation is found to be invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Stipulation shall nevertheless remain in full force and effect. Upon any term or other provision being held invalid, illegal or unenforceable, then that provision(s) shall be deemed modified so as to effect the original intent of the parties as closely as possible in such a manner that will not be invalid, illegal or unenforceable.

     10. This Stipulation together with its exhibits constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

     11. In the event of a breach of any provision of this Stipulation or the Warrant, the non-breaching party shall be entitled to recover its reasonable attorney's fees and expensed incurred in enforcing its rights hereunder.

     12. This Stipulation may not be assigned by operation of law or otherwise without the express written consent of the parties hereto which will not be unreasonably withheld, and any attempt to so assign without the prior consent of the parties is hereby declared null and void.

     13. This Stipulation shall be deemed the product of negotiations between all parties and not as having been drafted by any one party.

     14. Except as specifically set forth above, all notices, requests, claims or demands shall be made in writing and shall be made by mail and by facsimile to the respective parties (with a copy provided to counsel at their addresses designated herein) at the following fax numbers: C3D: 212-308-3573 and
Clearview: 011.46.866.09861.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles. The parties consent to the exclusive jurisdiction of the State and Federal Courts located in New York, New York without regard to principals of inconvenient forum.

     16. This Stipulation may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     17. In order to effectuate the terms and provisions of this Stipulation, each party agrees to promptly execute and deliver any further document or thing reasonably required by the other party.

     18. Any waiver by either party of a breach of any provision of this Stipulation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Stipulation. The failure of either party to insist upon strict adherence to any term of this Stipulation on one or more occasions shall not be considered a waiver or deprive it of the right thereafter to insist upon strict adherence to that term or any other term of this Stipulation. Any waiver must be in writing.

AGREED AND ACCEPTED:

CLEARVIEW CAPITAL (UK), LTD.          CONSTELLATION 3D, INC.


By: /s/ Richard Hillier               By: /s/ Ray Tellini
    -----------------------------         --------------------------
    Richard Hillier, Director             Ray Tellini
                                          VP Finance


KAPLAN GOTTBETTER & LEVENSON, LLP     THELEN REID & PRIEST, LLP
Attorneys for Plaintiff               Attorneys for Defendant
630 Third Avenue                      40 West 57/th/ Street
New York, NY 10017                    New York, NY 10019
212.983.6900                          212.603.6738


By: /s/ Steven M. Kaplan              By: /s/ Daniel Buzzetta
    -----------------------------         --------------------------
    Steven M. Kaplan (SK6909)             Daniel Buzzetta (DB7816)

                                   EXHIBIT A
                          FORM OF WARRANT CERTIFICATE


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                         COMMON STOCK PURCHASE WARRANT

                           Number of Shares: 120,000

                            CONSTELLATION 3D, INC.
                            ----------------------

                            Void after May 29, 2004

1.   Issuance.  This Warrant is issued to Clearview Capital (UK) Ltd. by
     --------
     Constellation 3D, Inc., a Delaware corporation (hereinafter with its successors called the "Company").

2.   Purchase Price; Number of Shares.  Subject to the terms and conditions
     --------------------------------
     hereinafter set forth, the registered holder of this Warrant (the "Holder"), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, at 805 Third Avenue - 14/th/ Floor, New York, NY 10022, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $.01, of up to 120,000 fully paid and nonassessable shares of Common Stock, $ .001 par value, of the Company (the "Common Stock"). Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

3.   Exercisability.  This Warrant will become exercisable upon the execution
     --------------
     hereof by the Company. The Company shall cause its transfer agent to issue and deliver the Common Stock to the Holder within five (5) business days following notice of exercise by the Holder.

4.   Payment of Purchase Price.  Payment of the Purchase Price of the shares
     -------------------------
     shall be by certified check or cashier's check or by wire transfer (of same day funds) to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

5.   Partial Exercise.  This Warrant may not be exercised in part.
     ----------------

6.   Issuance Date.  The person or persons in whose name or names any
     -------------
certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. Until such time as this Warrant is exercised in whole or in part, the Holder hereof shall have no rights as a shareholder of the Company.

7.   Expiration Date.  This Warrant shall expire at the close of business on
     ---------------
May 29, 2004, and shall be void thereafter.

8.   Reserved Shares; Valid Issuance.  The Company covenants that it will at all
     -------------------------------
times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.   Dividends.  If after May 29, 2001 (the "Original Issue Date") the Company
     ---------
shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.  Fractional Shares.  In no event shall any fractional share of Common Stock
     -----------------
be issued upon any exercise of this Warrant.

11.  Certificate of Adjustment.  Whenever the Purchase Price is adjusted, as
     -------------------------
herein provided, the Company shall promptly deliver to the Holder a certificate either from the Company's President and its Treasurer or from a firm of independent public accountants setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

12.  Notices of Record Date, Etc.  In the event of:
     ----------------------------

     a. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

     b. any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

     c. any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any dividend or distribution, or of any such transaction.

13.  Amendment.  The terms of this Warrant may be amended, modified or waived
     ---------
only with the written consent of the Company and the holders of Warrants representing at least two-thirds of the number of shares of Common Stock then issuable upon the exercise of the Warrants. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.

14.  Warrant Register; Transfers, Etc.
     ---------------------------------

     a. The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

     b. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company, and without compliance with all applicable federal and state securities laws by the transferor and the transferee. Subject to all of the restrictions of the prior sentence, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

     c. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as the original holder of this Warrant is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

15.  No Impairment.  The Company will not, by amendment of its Articles of
     -------------
Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

16.  Governing Law.  The provisions and terms of this Warrant shall be governed
     -------------
by and construed in accordance with the internal laws of the State of New York.

17.  Successors and Assigns.  This Warrant shall be binding upon the Company's
     ----------------------
successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

18.  Business Days.  If the last or appointed day for the taking of any action
     -------------
required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of May 29, 2001.

Dated: New York, New York               Constellation 3D, Inc.
       May 29, 2001
                                        __________________
                                        By:

ASSIGNMENT


       For value received __________________ hereby sells, assigns and transfers unto _____________________ assigns and transfers unto __________________________

_____________________________________________________________________________
[Please print or typewrite name and address of Assignee]
_____________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint _________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated: __________________

In the presence of:

_________________________

SUBSCRIPTION/NOTICE OF EXERCISE


To: ____________________               Date: ___________________


     The undersigned hereby exercises the Warrant dated May 29, 2001 subscribes for _______ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                       ________________________
                                       Signature

                                       ________________________
                                       Name for Registration

                                       ________________________
                                       Mailing Address

                                   EXHIBIT B
                                   ---------

                         LETTER TO COUNSEL RE: SHARES
                         ----------------------------


                       CONSTELLATION 3D, INC. LETTERHEAD


Ms. Yelena Barychev
Blank Rome Comisky & McCauley LLP
One Logan Square
Philadelphia, PA 19103-6998

     Re: Registration of Warrant Shares for Clearview Capital (UK) Ltd.
         --------------------------------------------------------------

Dear Ms. Barychev:

     You are hereby instructed to include the shares underlying the Warrant held by Clearview Capital (UK) Ltd. on the Company's next S-3 filing -- which we anticipate shall be filed within the next several days. Attached hereto is a copy of Clearview's Warrant, an additional copy shall be transmitted to you electronically for Edgarization and filing with the SEC. Other than the enclosed Warrant, Clearview holds no other Warrants or Options for the Company's shares. Please update our capitalization/warrant tables accordingly.

                                        Sincerely,


                                        Craig Weiner
                                        General Counsel

     EXHIBIT C

                                    RELEASE

Except for the express provisions of the Stipulation of Settlement, dated May 29, 2001 the undersigned, CONSTELLATION 3D, INC. ("Releasor" or the "Company"), knowingly and voluntarily does hereby release and forever discharges Clearview Capital (UK) Ltd. and its subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees, agents and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of Clearview Capital (UK) Ltd. (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them the Company or subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of the Company ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the date hereof and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release will include, without limitation, any rights or claims in any way relating to or arising out of the lawsuit by and between Clearview Capital (UK) Ltd. and the Company, pending in the United States District Court for the Southern District of New York (Case No. 01 CIV 1031 (DLC), or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees and the Company.

Date: May ______, 2001

                                         CONSTELLATION 3D, INC.

                                         By: __________________________
                                         Title:

                                   EXHIBIT D

                                    RELEASE

Except for the express provisions of the Stipulation of Settlement and Warrant dated May 29, 2001 the undersigned, CLEARVIEW CAPITAL (UK) LTD. ("Releasor" or "Clearview"), knowingly and voluntarily does hereby release and forever discharges Constellation 3D, Inc. and its subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees, agents and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of Constellation 3D, Inc. (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, which against them Clearview or subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of Clearview ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the date hereof and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release will include, without limitation, any rights or claims in any way relating to or arising out of the lawsuit by and between Constellation 3D, Inc. and Clearview, pending in the United States District Court for the Southern District of New York (Case No. 01 CIV 1031 (DLC), or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees and the Company.

Date: May ______, 2001

                                    CLEARVIEW CAPITAL (UK) LTD.



                                    By: ___________________________
                                    Title: